AMENDMENT TO THE HUNTINGTON STRATEGY SHARES

EXCHANGE-TRADED FUND SERVICES AGREEMENT FOR

ADMINISTRATIVE SUPPORT SERVICES

THIS AMENDMENT TO THE HUNTINGTON STRATEGY SHARES EXCHANGE-TRADED FUND SERVICES AGREEMENT FOR ADMINISTRATIVE SUPPORT SERVICES (“Amendment”) dated as of May 15, 2011, by and between The Huntington Strategy Shares (the “Trust”) and Huntington Asset Services, Inc. (“HASI”).

W I T N E S S E T H:

WHEREAS, the Trust and HASI are parties to that certain Huntington Strategy Shares Exchange-Traded Fund Services Agreement for Administrative Support Services dated as of May 15, 2011 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Original Agreement”).

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	The first and second sentences in Section 9 of the Agreement shall hereby be amended as follows:

“This Agreement shall become effective on the date first herein above written, and shall continue in effect for a term of three (3) years, unless terminated with respect to a Portfolio or all Portfolios by HASI as set forth in Section 6(f) or unless terminated by either Party for any reason with at least 60 days prior written notice to the other Party. This Agreement will automatically renew for additional 1 year terms, unless terminated by either Party for any reason with at least 60 days prior written notice to the other Party.”

2. Exhibit B, entitled, “General Description of Administrative Support Services” to the Original Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Exhibit B attached hereto and made a part hereof.

3. Exhibit C, entitled, “Fees and Expenses” to the Original Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Exhibit C attached hereto and made a part hereof.

4. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

5. All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

6. Except as expressly provided herein, the Original Agreement shall remain in full force and effect without any modification, amendment or change.

7. If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ John C. Swhear
Name: John C. Swhear
Title: Chief Compliance Officer

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

EXHIBIT B

TO THE EXCHANGE-TRADED FUND SERVICES AGREEMENT

BETWEEN

THE HUNTINGTON STRATEGY SHARES AND

HUNTINGTON ASSET SERVICES, INC.

Amended as of October 25, 2012

General Description of Administrative Support Services

Subject to the supervision and control of the Board, HASi will provide to the Trust all fund administration for the operation of the business and affairs of the Trust and each of its Portfolios listed on Exhibit A (each a “Fund”) as required by current or future laws, regulations and/or which are otherwise customarily provided to investment companies, and will provide facilities, equipment and personnel to carry out such services. These services include, but are not limited to:

(a)	Maintaining and keeping, or as appropriate, overseeing the preparation, maintenance and keeping of, the books, records, governing documents and Board and shareholder meeting minutes of the Trust as required by law or for the proper operation of the Investment Company;

(b)	Coordinating Board meetings and other services as the Board may reasonably request and providing periodic reports to the Board regarding each Fund’s compliance with applicable securities, tax, anti-money laundering and other laws and regulations and with the Funds’ stated investment objectives and investment restrictions;

(c)	Preparing, filing and distributing registration statements, proxy statements, reports and other documents required by U.S. Federal, state and other applicable laws and regulations and by stock exchanges on which Shares are listed;

(d)	Providing legal administration support to the Trust, including, but not limited to, responding to routine and assisting legal counsel in responding to non-routine regulatory exams, researching legal and regulatory issues affecting the Trust and providing planning assistance related thereto; assisting legal counsel in responding to Board related inquiries and preparing, negotiating and maintaining contracts on behalf of the Trust with the Trust’s other service providers or related to third party distribution efforts;

(e)	Providing individuals acceptable to and elected by the Board to serve as the Trust’s Principal Executive and Principal Financial Officers, and providing individuals reasonably acceptable to the Board for nomination, appointment or election to other Trust offices, each of whom will manage certain of the Trust’s affairs as determined by the Board;

The foregoing, along with any additional services that HASI shall agree in writing to perform under this Agreement, shall hereafter be referred to as “Administrative Services”. The duties of HASI shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against HASI hereunder. Administrative Services shall not include any duties, functions, or services to be performed for the Trust by its investment adviser, any sub-adviser, distributor, custodian, or transfer agent pursuant to their respective contracts with the Trust.

Additionally, the Investment Company shall cause the officers, advisor, distributor, legal counsel, independent accountants, custodian, fund accountant, and transfer agent for the Funds to cooperate with HASI and to provide HASI, upon request, with such information, documents and advice relating to the Investment Company and/or the Portfolios as is within the possession or knowledge of such persons, in order to enable HASI to perform its duties.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ John C. Swhear
Name: John C. Swhear
Title: Chief Compliance Officer

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

This Exhibit B, amended as of October 25, 2012, is hereby incorporated and made part of the Exchange-Traded Fund Services Agreement dated May 15, 2011, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Exhibit B to the Agreement.

EXHIBIT C

TO THE EXCHANGE-TRADED FUND SERVICES AGREEMENT

BETWEEN

THE HUNTINGTON STRATEGY SHARES AND

HUNTINGTON ASSET SERVICES, INC.

Amended as of October 25, 2012

Fees and Expenses

I.	Base Fees* (for Administrative Services as defined in Exhibit B – General Description of Administrative Support Services)

Annual Minimum Fees:
Year 1**— (**Applies to the existing portfolios listed in Exhibit A as of May 11, 2012)	$60,000.00
Year 2—	$70,000.00
Year 3—	$70,000.00

*	Base Fees do not include out-of-pocket expenses which include but are not limited to: printing, postage and handling, shipping, record storage, Edgarizing or regulatory filing fees and all other expenses incurred on behalf of the Investment Company and its individual Portfolios. Additional services and/or fees not contemplated in Exhibit B or this exhibit will be negotiated on a per occurrence basis.

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ John C. Swhear
Name: John C. Swhear
Title: Chief Compliance Officer

HUNTINGTON STRATEGY SHARES

By:	/s/ R. Jeffrey Young
Name: R. Jeffrey Young
Title: Chief Executive Officer

This Exhibit C, amended as of October 25, 2012, is hereby incorporated and made part of the Exchange-Traded Fund Services Agreement dated May 15, 2011, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Exhibit C to the Agreement.